FOR IMMEDIATE RELEASE

Lear Contacts:
Alicia Davis
(248) 447-1781

Ed Lowenfeld
(248) 447-4380

Lear Reports Fourth Quarter and Full Year 2020 Results
and Provides Full Year 2021 Outlook

SOUTHFIELD, Mich., February 4, 2021 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the fourth quarter and full year 2020 and provided its financial outlook for the full year 2021. Highlights include:

Fourth Quarter 2020
•Sales of $5.2 billion, compared to $4.8 billion in the fourth quarter of 2019
•Continued to grow sales faster than the market in both segments; E-Systems growth over market of 11 percentage points and Seating growth over market of 7 percentage points
•Net income of $202 million and adjusted net income of $221 million, compared to net income of $126 million and adjusted net income of $161 million in the prior year
•Core operating earnings of $330 million, compared to $241 million in the fourth quarter of 2019
•Earnings per share of $3.33 and adjusted earnings per share of $3.66, compared to $2.50 and $2.64, respectively, in the fourth quarter of 2019
•Reinstituted and paid quarterly cash dividend of $0.25 per share

Full Year 2020
•Above market sales growth in both segments; E-Systems growth over market of 10 percentage points and Seating growth over market of 4 percentage points
•$2.8 billion backlog for 2021-2023 supports continued growth over market in Seating and E-Systems; driven both by new conquest awards and the benefits of our growing electrification business
•Net cash provided by operating activities of $663 million and free cash flow of $211 million, compared to net cash provided by operating activities of $1,284 million and free cash flow of $680 million for the full year 2019
•Cash and cash equivalents at year-end of $1.3 billion and total liquidity of $3.1 billion

“Lear delivered strong financial performance in the fourth quarter of 2020,” said Ray Scott, Lear's President and Chief Executive Officer. “The team achieved these strong results and continued to execute Lear’s key strategic growth initiatives while navigating the unique challenges presented by the COVID-19 pandemic. It is an exciting time in the automotive industry, as the transition to electric vehicles is accelerating and global vehicle production volumes are growing. Lear is very well positioned to benefit from these trends, which, coupled with our disciplined approach to investing in the business, reinforces our confidence in Lear’s ability to deliver superior shareholder returns over the long term.”
(more)

Fourth Quarter Financial Results
(in millions, except per share amounts)

	2020	2019
Reported
Sales	$5,243.2	$4,817.6
Net income	$201.6	$126.0
Earnings per share	$3.33	$2.50

Adjusted (1)
Core operating earnings	$329.7	$241.1
Adjusted net income	$221.3	$160.7
Adjusted earnings per share	$3.66	$2.64

In the fourth quarter, global vehicle production increased by 2% compared to a year ago, with North America flat, Europe up 1% and China up 5%. Global production declined on a Lear sales-weighted basis(2) by approximately 2%.

Sales in the fourth quarter increased 9% year over year to $5.2 billion. Excluding the impact of foreign exchange and acquisitions, sales were up 6%, primarily reflecting the addition of new business. Sales growth over market in the fourth quarter was 8 percentage points, driven primarily by the impact of new business in both segments.

Core operating earnings were $330 million, or 6.3% of sales, compared to $241 million, or 5.0% of sales, in 2019. In the Seating segment, margins and adjusted margins were 6.9% and 7.6%, respectively. In the E-Systems segment, margins and adjusted margins were 6.9% and 7.6%, respectively.

Earnings per share were $3.33, compared to $2.50 in 2019. Adjusted earnings per share were $3.66, up from $2.64 per share in 2019, primarily reflecting higher operating earnings.

Full Year Financial Results
(in millions, except per share amounts)

	2020	2019
Reported
Sales	$17,045.5	$19,810.3
Net income	$158.5	$753.6
Earnings per share	$2.62	$12.75

Adjusted (1)
Core operating earnings	$613.5	$1,309.1
Adjusted net income	$322.0	$866.4
Adjusted earnings per share	$5.33	$13.99

For the full year, global vehicle production declined significantly, reflecting industry disruptions related to the COVID-19 pandemic. Global vehicle production declined by 17% compared to a year ago, with North America down 20%, Europe down 22% and China down 5%. Global production declined on a Lear sales-weighted basis(2) by approximately 20%.

Sales for the full year decreased 14% to $17.0 billion. Excluding the impact of foreign exchange and acquisitions, sales were down 14%, reflecting lower global vehicle production, partially offset by the addition of new business in both of our product segments. Sales growth over market for the full year was 6 percentage points, driven primarily by the impact of new business in both segments.

Core operating earnings were $614 million, or 3.6% of sales, compared to $1,309 million, or 6.6% of sales, in 2019. The decrease in earnings resulted from significant vehicle production declines related to the COVID-19 pandemic. In the Seating segment, margins and adjusted margins were 4.6% and 5.4% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 2.3% and 3.6% of sales, respectively.

Earnings per share were $2.62, compared to $12.75 in 2019. Adjusted earnings per share were $5.33, down from $13.99 per share in 2019, reflecting lower operating earnings.

For the full year of 2020, net cash provided by operating activities was $663 million, and free cash flow(1) was $211 million.

(1) For more information regarding our non-GAAP financial measures, see "Non-GAAP Financial Information" below.

(2) The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and fourth quarter fiscal calendar. Lear’s fourth quarter began on October 4th in 2020 and on September 29th in 2019. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

2021 Financial Outlook

Below is Lear’s full year 2021 financial outlook, which reflects some production uncertainty related to near-term industry supply constraints.

Full Year 2021 Outlook
Net Sales	$19.8 - 20.8 billion
Core Operating Earnings	$1,130 - $1,300 million
Adjusted EBITDA	$1,690 - $1,860 million
Restructuring Costs	≈$100 million
Capital Spending	≈$600 million
Free Cash Flow	$550 - $700 million

The industry volume assumptions underlying Lear’s 2021 financial outlook are derived from several sources, including internal estimates, customer production schedules, and the most recent IHS production estimates for Lear’s vehicle platforms.

The financial outlook is based on a full year average exchange rate of $1.18/Euro and 6.65 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

2021-2023 Sales Backlog

The consolidated three-year sales backlog is $2.8 billion and will drive continued global revenue growth and sales diversification. The backlog supports growth over market in Seating and E-Systems and is driven both by new conquest awards and the benefits of our growing electrification business.

Fourth Quarter and Full Year 2020 Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s fourth quarter and full year 2020 financial results and related matters on February 4, 2021, at 8:30 a.m. EST. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 877-883-0383 (U.S.) or 412-902-6506 (international) with Conference I.D. 4077371. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other (income) expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share available to Lear common stockholders” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, losses on the extinguishment of debt, gains and losses on the disposal of fixed assets, gains and losses on the consolidation and deconsolidation of affiliates and the non-service cost components of net periodic benefit cost. Adjusted net income represents net income attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon. Adjusted earnings per share represents diluted net income per share available to Lear common stockholders adjusted for the redeemable noncontrolling interest adjustment, restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share available to Lear common stockholders, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended April 4, 2020, July 4, 2020 and October 3, 2020, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of COVID-19 on the Company’s business and the global economy, commodity prices, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Our diverse team of talented employees in 39 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks #166 on the Fortune 500. Further information about Lear is available at lear.com, or follow us on Twitter @LearCorporation.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	December 31, 2020	December 31, 2019
Net sales	$5,243.2	$4,817.6

Cost of sales	4,783.9	4,490.8
Selling, general and administrative expenses	146.6	157.7
Amortization of intangible assets	16.5	17.0
Interest expense	21.5	22.6
Other (income) expense, net	0.8	(3.3)

Consolidated income before income taxes and equity in net income of affiliates	273.9	132.8
Income taxes	63.8	(3.8)
Equity in net income of affiliates	(12.6)	(7.4)

Consolidated net income	222.7	144.0
Net income attributable to noncontrolling interests	21.1	18.0

Net income attributable to Lear	$201.6	$126.0

Diluted net income per share available to Lear common stockholders	$3.33	$2.50

Weighted average number of diluted shares outstanding	60.5	60.9

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
	(Unaudited)	(Audited)

Net sales	$17,045.5	$19,810.3

Cost of sales	15,936.6	18,072.8
Selling, general and administrative expenses	588.9	605.0
Amortization of intangible assets	65.9	62.3
Interest expense	99.6	92.0
Other expense, net	55.2	24.6

Consolidated income before income taxes and equity in net income of affiliates	299.3	953.6

Income taxes	93.9	146.1
Equity in net income of affiliates	(28.5)	(23.2)

Consolidated net income	233.9	830.7
Net income attributable to noncontrolling interests	75.4	77.1

Net income attributable to Lear	$158.5	$753.6

Diluted net income per share available to Lear common stockholders	$2.62	$12.75

Weighted average number of diluted shares outstanding	60.4	61.9

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	December 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,306.7	$1,487.7
Accounts receivable	3,269.2	2,982.6
Inventories	1,401.1	1,258.2
Other	799.7	678.2
	6,776.7	6,406.7
Long-Term:
PP&E, net	2,736.2	2,704.2
Goodwill	1,655.8	1,614.3
Other	2,029.9	1,955.5
	6,421.9	6,274.0

Total Assets	$13,198.6	$12,680.7

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$—	$19.2
Accounts payable and drafts	3,141.6	2,821.7
Accrued liabilities	1,920.9	1,811.2
Current portion of long-term debt	14.2	14.1
	5,076.7	4,666.2
Long-Term:
Long-term debt	2,300.3	2,293.7
Other	1,206.7	1,101.3
	3,507.0	3,395.0

Redeemable noncontrolling interest	—	118.4

Equity	4,614.9	4,501.1

Total Liabilities and Equity	$13,198.6	$12,680.7

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	December 31, 2020	December 31, 2019
Net Sales
North America	$1,969.7	$1,740.0
Europe and Africa	1,959.0	1,827.8
Asia	1,133.7	1,066.5
South America	180.8	183.3
Total	$5,243.2	$4,817.6

Content per Vehicle [1]
North America	$523	$447
Europe and Africa	$375	$339

Free Cash Flow [2]
Net cash provided by operating activities	$400.8	485.0
Capital expenditures	(167.0)	(193.8)
Free cash flow	$233.8	$291.2

Depreciation and Amortization	$142.8	$129.5

Core Operating Earnings [2]
Net income attributable to Lear	$201.6	$126.0
Interest expense	21.5	22.6
Other (income) expense, net	0.8	(3.3)
Income taxes	63.8	(3.8)
Equity in net income of affiliates	(12.6)	(7.4)
Net income attributable to noncontrolling interests	21.1	18.0
Restructuring costs and other special items -
Costs related to restructuring actions	33.4	72.7
Favorable tax ruling in a foreign jurisdiction	—	0.1
Other	0.1	16.2
Core operating earnings	$329.7	$241.1

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$201.6	$152.5
Redeemable noncontrolling interest	—	(26.5)
Net income attributable to Lear	201.6	126.0
Restructuring costs and other special items -
Costs related to restructuring actions	26.7	62.1
Loss related to affiliate	4.0	5.0

Other	(4.1)	13.9
Tax impact of special items and other net tax adjustments [3]	(6.9)	(46.3)
Adjusted net income attributable to Lear	$221.3	$160.7

Weighted average number of diluted shares outstanding	60.5	60.9

Diluted net income per share available to Lear common stockholders	$3.33	$2.50

Adjusted earnings per share	$3.66	$2.64

[1]Content per Vehicle for 2019 has been updated to reflect actual production levels.

[2]See "Non-GAAP Financial Information" included in this press release.

[3]Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
Net Sales
North America	$6,630.5	$7,365.5
Europe and Africa	6,240.3	7,785.5
Asia	3,655.3	3,968.3
South America	519.4	691.0
Total	$17,045.5	$19,810.3

Content per Vehicle [1]
North America	$509	$451
Europe and Africa	$370	$359

Free Cash Flow [2]
Net cash provided by operating activities	$663.1	1,284.3
Capital expenditures	(452.3)	(603.9)
Free cash flow	$210.8	$680.4

Depreciation and Amortization	$539.9	$509.9

Diluted Shares Outstanding at end of Quarter [3]	60,520,875	60,947,545

Core Operating Earnings [2]
Net income attributable to Lear	$158.5	$753.6
Interest expense	99.6	92.0
Other expense, net	55.2	24.6
Income taxes	93.9	146.1
Equity in net income of affiliates	(28.5)	(23.2)
Net income attributable to noncontrolling interests	75.4	77.1
Restructuring costs and other special items -
Costs related to restructuring actions	143.7	196.3
Acquisition costs	—	1.6
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	(0.9)
Other	15.7	40.8
Core operating earnings	$613.5	$1,309.1

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$158.5	$789.5
Redeemable noncontrolling interest	—	(35.9)
Net income attributable to Lear	158.5	753.6

Restructuring costs and other special items -
Costs related to restructuring actions	149.9	189.7
Acquisition costs	—	1.6
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	(1.6)
Loss on extinguishment of debt	21.1	10.6
Gain (loss) related to affiliate, net	4.0	(0.6)
Other	8.9	33.7
Tax impact of special items and other net tax adjustments [4]	(20.4)	(121.7)
Adjusted net income attributable to Lear	$322.0	$866.4

Weighted average number of diluted shares outstanding	60.4	61.9

Diluted net income per share available to Lear common stockholders	$2.62	$12.75

Adjusted earnings per share	$5.33	$13.99

[1]Content per Vehicle for 2019 has been updated to reflect actual production levels.

[2]See "Non-GAAP Financial Information" included in this press release.

[3]Calculated using stock price at end of quarter.

[4]Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

12

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	December 31, 2020	December 31, 2019
Adjusted Segment Earnings

Seating
Net sales	$3,899.6	$3,629.1

Segment earnings	$270.1	$144.2
Costs related to restructuring actions	24.2	59.0
Other	0.9	9.5
Adjusted segment earnings	$295.2	$212.7

Adjusted segment margins	7.6%	5.9%

E-Systems
Net sales	$1,343.6	$1,188.5

Segment earnings	$93.1	$79.0
Costs related to restructuring actions	9.0	12.6
Favorable tax ruling in a foreign jurisdiction	—	0.1
Other	0.5	0.2
Adjusted segment earnings	$102.6	$91.9

Adjusted segment margins	7.6%	7.7%

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except margins)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
Adjusted Segment Earnings

Seating
Net sales	$12,712.7	$15,097.2

Segment earnings	$590.5	$961.2
Costs related to restructuring actions	86.8	153.6
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	(1.1)
Other	3.4	13.2
Adjusted segment earnings	$680.7	$1,128.0

Adjusted segment margins	5.4%	7.5%

E-Systems
Net sales	$4,332.8	$4,713.1

Segment earnings	$98.1	$366.3
Costs related to restructuring actions	55.8	40.6
Favorable tax ruling in a foreign jurisdiction	—	0.2
Other	3.5	3.7
Adjusted segment earnings	$157.4	$410.8

Adjusted segment margins	3.6%	8.7%